UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2014

Avanir Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15803	33-0314804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Enterprise, Suite 200, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 12, 2014, the stockholders of Avanir Pharmaceuticals, Inc. (the “Company”) approved a proposed amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock by 100,000,000 shares, from 200,000,000 shares to 300,000,000 shares. Subsequent to such approval, the Company filed, on February 12, 2014, with the Delaware Secretary of State a Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”), giving effect to the authorized share increase. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Additionally, on February 12, 2014, the Company amended and restated its Bylaws to add Sections 11 and 12 to Article VI, which sections principally provide the following: (i) the State of Delaware shall be the exclusive forum for the adjudication of certain disputes arising under Delaware law (collectively, “Internal Affairs Matters”), (ii) any person or entity purchasing or otherwise acquiring any shares of capital stock of the Company, without regard to the time of such acquisition, shall be deemed to have notice of and consented to Delaware courts as the exclusive forum for adjudicating Internal Affairs Matters, (iii) any person filing suit in any alternative forum relating to Internal Affairs Matters shall have consented to the jurisdiction of Delaware courts, and (iv) setting forth certain procedures to ratify corporate actions. A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.2 and the foregoing description of the amendments to the bylaws is qualified by reference to Exhibit 3.2, the terms of which are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 12, 2014, the Company held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). The following items of business were considered and voted upon at the Annual Meeting: (i) election of two Class I directors to serve until the 2017 annual meeting; (ii) ratification of the selection of KMJ Corbin & Company, LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2014; (iii) a non-binding advisory vote with respect to executive compensation; (iv) approval of the Company’s 2014 Incentive Plan; and (v) the amendment of the Company’s Certificate of Incorporation to increase the number of shares of authorized common stock by 100,000,000 shares.

The number of shares of common stock entitled to vote at the Annual Meeting was 152,111,721. The number of shares of common stock present or represented by valid proxy at the annual meeting was 132,842,683. All matters submitted to a binding vote of stockholders at the Annual Meeting were approved. The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to the matters voted upon at the Annual Meeting, are set forth below:

(i) Election of two Class I Directors

Director Nominee	Votes For	Votes Withheld
Corinne H. Nevinny	68,714,774	1,260,596
Dennis G. Podlesak	68,851,974	1,123,396

There were 62,867,313 broker non-votes regarding the election of directors.

(ii) Ratification of Auditors

Stockholders ratified the appointment of KMJ Corbin & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014. The results of the voting were 131,026,156 votes for, 843,180 votes against, and 973,347 votes abstained. There were no broker non-votes regarding this proposal.

(iii) Non-Binding Advisory Vote with respect to Executive Compensation

Stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as described in the Company’s definitive proxy statement for the 2014 Annual Meeting of Stockholders. The results of the voting were 66,600,921 votes for, 3,025,998 votes against and 348,451 votes abstained. There were 62,867,313 broker non-votes regarding this proposal.

(iv) Approval of 2014 Incentive Plan

Stockholders approved the 2014 Incentive Plan (the “Plan”). The results of the voting were 65,167,059 votes for, 4,259,529 votes against and 548,782 votes abstained. There were 62,867,313 broker non-votes regarding this proposal. The forms of award agreements to be used in connection with the Plan are attached hereto as Exhibits 10.1 through 10.4 and are incorporated herein by reference.

(v) Amendment of Certificate of Incorporation

Stockholders approved the amendment to the Company’s Certificate of Incorporation to increase the number of shares of authorized common stock by 100,000,000 shares. The results of the voting were 114,415,216 votes for, 16,870,757 votes against and 1,556,710 votes abstained. There were no broker non-votes regarding this proposal.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Avanir Pharmaceuticals, Inc.

3.2	Amended & Restated Bylaws of Avanir Pharmaceuticals, Inc.

10.1	Avanir Pharmaceuticals, Inc. 2014 Incentive Plan – Form of Incentive Stock Option Agreement (Employees)

10.2	Avanir Pharmaceuticals, Inc. 2014 Incentive Plan – Form of Non-Statutory Stock Option Agreement (Employees)

10.3	Avanir Pharmaceuticals, Inc. 2014 Incentive Plan – Form of Restricted Stock Unit Agreement (Employees)

10.4	Avanir Pharmaceuticals, Inc. 2014 Incentive Plan – Form of Restricted Stock Unit Agreement (Directors)

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2014	Avanir Pharmaceuticals, Inc.

	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Vice President, Finance

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Avanir Pharmaceuticals, Inc.

3.2	Amended & Restated Bylaws of Avanir Pharmaceuticals, Inc.

10.1	Avanir Pharmaceuticals, Inc. 2014 Incentive Plan – Form of Incentive Stock Option Agreement (Employees)

10.2	Avanir Pharmaceuticals, Inc. 2014 Incentive Plan – Form of Non-Statutory Stock Option Agreement (Employees)

10.3	Avanir Pharmaceuticals, Inc. 2014 Incentive Plan – Form of Restricted Stock Unit Agreement (Employees)

10.4	Avanir Pharmaceuticals, Inc. 2014 Incentive Plan – Form of Restricted Stock Unit Agreement (Directors)